Faegre Drinker Biddle & Reath LLP

1500 K Street NW

Suite 1100

Washington, D.C. 20005

Telephone: (202) 842-8800

www.faegredrinker.com

August 25, 2026

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 407 to Registration Statement on Form N-1A (File No. 033-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the U.S. Securities and Exchange Commission of Post-Effective Amendment No. 407 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to five new series of the Company – F/m Accumulator BDC Fund, F/m Accumulator Mortgage REIT Fund, F/m Accumulator Equity REIT Fund, F/m Accumulator High Dividend Payers Fund, and F/m Accumulator High Dividend Payers Growth Fund.

PORTFOLIO	CLASS	AUTHORIZED SHARES
F/m Accumulator BDC Fund	TTTTTTTTTTT	100,000,000
F/m Accumulator Mortgage REIT Fund,	UUUUUUUUUUU	100,000,000
F/m Accumulator Equity REIT Fund	VVVVVVVVVVV	100,000,000
F/m Accumulator High Dividend Payers Fund	WWWWWWWWWWW	100,000,000
F/m Accumulator High Dividend Payers Growth Fund	XXXXXXXXXXX	100,000,000

The Amendment seeks to register an indefinite number of Shares.

We have reviewed the Company’s Articles of Incorporation, as amended and supplemented; By-Laws, as amended; resolutions of its Board of Directors; and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s prospectus offering the Shares and in accordance with the Company’s Articles of Incorporation, as amended and supplemented, for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP